Exhibit 99.2

Q2 2019 Financial Results August 15, 2019 Tracy Pagliara President, CEO and Interim CFO OTCQX: WLMS

2 Forward-looking Statement Disclaimer This presentation contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to realize opportunities and successfully achieve its growth and strategic initiatives, such as midstream oil and gas opportunities, water-related projects and expansion into Canada, as well as expectations for future growth, backlog conversion, revenue, profitability and earnings, the continuing impact of the Company’s cost reduction, reorganization and restructuring efforts, expectations relating to the Company’s performance, expected work in the energy and industrial markets, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its debt instruments and access letters of credit, ability to implement strategic initiatives, business plans, and liquidity plans, and ability to implement and maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, reduced need for construction or maintenance services in the Company’s targeted markets, or increased regulation of such markets, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States, including the banking environment or monetary policy. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2018 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this presentation. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly. Non-GAAP Financial Measures This presentation will discuss some non-GAAP financial measures, which the Company believes are useful in evaluating its performance. You should not consider the presentation of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found on the slides following the “Supplemental Information” slide of this presentation. Cautionary Notes * Note: Unless otherwise noted, all discussion is based upon continuing operations.

3 Strong Performance in Q2 2019 (Continuing operations, unless otherwise noted; Compared with prior-year period, unless otherwise noted) Strong execution delivered 49.0% revenue growth, up $23.5 million to $71.5 million .. Planned outage contributed $15.9 million .. Solid performance in core markets .. Continued progress at Vogtle Units 3 and 4 Project mix resulted in gross margin of 12.9% .. Gross profit improved $2.4 million to $9.2 million .. Softer margins from outage work Lower SG&A reflects 2018 restructuring initiatives; down 17% to $6.6 million .. Driving cost discipline through culture and controls Attained net income of $2.0 million; diluted EPS of $0.11 vs ($0.41) .. Second consecutive quarter of net income after five years of losses Delivered adjusted EBITDA(1) of $4.0 million, up from ($0.1) million .. First half 2019 adjusted EBITDA was $6.5 million, up from $2.5 million Backlog reduction reflects advancing Vogtle Units 3 & 4 toward in-service dates and completed outage work .. Award momentum expected to increase in second half of 2019 .. Received $15.5 million in awards to date in Q3 2019 (1) Adjusted EBITDA is a non-GAAP financial measure. Please see supplemental slides for a reconciliation of income (loss) from continuing operations to non- GAAP adjusted EBITDA and other important disclosures regarding the use of non-GAAP financial measures.

Company Confidential 4 4 Cost-plus 89% Fixed-price 11% Nuclear LTA 11% Nuclear Projects 58% Decommissioning 1% Fossil 20% Energy & Industrial 10% Favorable Revenue Mix & Strong End Markets 2Q19 TTM Revenue $219.9 million Contract Type End Markets Vogtle 3 & 4 TTM revenue: $89.5 million (1) (1) LTA – Long term maintenance agreement

Company Confidential 5 5 Q2 2019 revenue grew 49.0%, or $23.5 million, over Q2 2018 Scheduled outage drove revenue growth Strong performance in core markets and with expansion into Canada Lower decommissioning revenue related to timing of project schedules $48.0 $53.5 $44.4 $50.7 $71.5 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 Revenue Bridge Q2 ($ in millions) $ Change Second quarter 2018 Revenue $ 48.0 Timing of scheduled outage 15.9 Net change in project revenue 6.1 Canada 4.6 Plant Vogtle 3 & 4 0.1 Decommissioning (3.2) Total change $ 23.5 Second quarter 2019 Revenue $ 71.5 Revenue Up 49.0% in Second Quarter $187.0 $188.9 $219.9 2017 2018 2Q19 TTM Numbers may not sum due to rounding (Comparatives vs. prior-year period, unless noted otherwise)

Company Confidential 6 6 Gross Profit and Margin Q2 2019 vs Q2 2018 Gross profit expanding with revenue growth Gross margin reflects project mix, including the planned outage 2018 vs 2Q 2019 TTM Lower margin reflects the planned outage and initial entry into Canada - nuclear, midstream oil & gas and decommissioning markets $6.7 $10.2 $5.3 $6.7 $9.2 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 14.1% 19.1% 12.0% 12.9% $17.9 $28.7 $31.4 2017 2018 2Q 2019 TTM 15.2% 14.3% 9.6% 13.2% Annual and TTM totals shown in graphs may not equal the sum of the quarters due to rounding.

Company Confidential 7 7 Operating Expenses Getting Costs in Line $10.4 $9.6 $11.8 $6.7 $8.0 $7.9 $9.6 $5.0 $6.6 $1.4 $2.0 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 $0.1 $0.2 $0.2 $0.2 $0.1 $5.1 $2.2 Q2 2019 vs Q2 2018 Operating expenses down $3.7 million • Extensive restructuring measures taken in 2018 • Expect SG&A to be 8% to 9% of revenue • Reduced cost structure provides improved operating leverage (1) Depreciation and Amortization expenses (2) Selling, General and Administrative expenses SG&A D&A Restructuring (1) (2)

Company Confidential 8 8 Strategy Execution Drives Results Q2 2019 vs Q2 2018 Operating income up $6.2 million • Result of increased gross profit leveraged over smaller cost structure ($3.7) $2.1 $1.6 $2.5 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 ($4.5) $0.7 ($1.5) Operating Income (Loss) Adjusted Operating Income (Loss)(1) (1) Adjusted operating income (loss) is a non-GAAP financial measure. Please see supplemental slides for a reconciliation from GAAP operating income to non-GAAP adjusted operating income (loss) and other important disclosures regarding the use of non-GAAP financial measures. ($6.5) Operating Income (Loss) and Adjusted Operating Income (Loss)

9 ($0.1) $2.9 ($3.6) $2.5 $4.0 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 ($6.0) ($2.8) $0.4 ($2.7) $1.3 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 (1) Adjusted EBITDA is a non-GAAP financial measure. Please see supplemental slides for a reconciliation of income (loss) from continuing operations to non-GAAP adjusted EBITDA and other important disclosures regarding the use of non-GAAP financial measures. Income (Loss) from Continuing Operations Adjusted EBITDA(1) Second consecutive quarter of earnings Restructured business delivering profits Significant Improvement in Earnings Power

10 Timing of cash flow reflected working capital requirements for significant outage work Cash from operations dedicated to organic growth Process to refinance borrowings in progress • Working to address capital needs in Canada Term loan debt: $33.5 million (net of $1.2 million of unamortized deferred financing costs) • Variable rate reduced to LIBOR + 10.0% with a minimum LIBOR of 2.5% • Matures September 2022 $15 million revolver matures October 2021 • LIBOR + 6.0% with a minimum LIBOR rate of 1.0% Generating Cash & Strengthening Balance Sheet

Company Confidential 11 11 $501.6 $478.7 $409.0 12/31/18 3/31/19 6/30/19 Building Backlog Nuclear LTA 27% Nuclear Projects 51% Canada 1% Fossil 19% Energy & Industrial 2% Total Backlog by Industry June 30, 2019 Total Backlog ($ millions) Vogtle 3 & 4 backlog: $206.4 million (1) LTA – Long term maintenance agreement (1) $173.3 $181.8 $138.3 12/31/18 3/31/19 6/30/19 12-month Convertible Backlog ($ millions) $409.0 million

12 Revenue of approximately $230 million to $240 million Gross margin of 11% to 13% SG&A expenses of approximately 8% to 9% of revenue Adjusted EBITDA from continuing operations** of $10 million to $12 million .. 2019 Outlook and Beyond Remains on Track 2019 Expectations* 2020 and Beyond Developing scalable organization Focusing on quality and execution; Managing risk Driving cash generation, building equity and reducing debt * Guidance provided on August 14, 2019 ** Adjusted EBITDA is a non-GAAP financial measure. Please see supplemental slides for a reconciliation of income (loss) from continuing operations to non-GAAP adjusted EBITDA and other important disclosures regarding the use of non-GAAP financial measures.

Company Confidential 13 13 Grow Core Business  Leader in nuclear construction and maintenance services market: well positioned for building trend toward carbon-free nuclear power  Executing well at Vogtle Units 3 & 4: building on already strong reputation  Positioning to win new long-term agreements  Leveraging analog to digital conversion experience and expertise Decommissioning  Momentum building in decommissioning industry  Twenty U.S. nuclear reactors currently in varying stages of decommissioning Energy and Industrial  First large midstream oil & gas project valued at $8.6 million, awarded in third quarter  Gaining traction in water/wastewater end market Canada  Canadian utilities plan over $20 billion in facility refurbishments and upgrades over next 10 years  Awarded initial project and establishing quality program for future opportunities  Exploring funding for working capital needs Focus on Growth

Supplemental Information OTCQX: WLMS

Company Confidential 15 15 Adjusted Operating Income (Loss) Reconciliation of Operating Income (Loss) to Adjusted Operating Income (Loss) ($ in thousands) 2Q 2018 3Q 2018 4Q 2018 1Q 2019 2Q 2019 Operating income (loss) $ (3,700) $ 658 $ (6,500) $ 1,608 $ 2,477 Add back: Restructuring charges 2,202 1,436 2,028 -- Adjusted Operating Income (loss) $ (1,498) $ 2,094 $ (4,472) $ 1,608 $ 2,477 Non-GAAP Financial Measure: Adjusted operating income (loss) is defined as operating income as reported, adjusted for restructuring charges. Adjusted operating income is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measure as used by other companies. Nevertheless, the Company believes that providing non-GAAP information, such as adjusted operating income, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations.

Adjusted EBITDA

WILLIAMS

Reconciliation of GAAP Income (Loss) from Continuing Operations to Adjusted EBITDA

($ in thousands)	2Q 2018	3Q 2018	4Q 2018	1Q 2019	2Q 2019
Income (loss) from continuing operations	$ (6,024)	$ (2,840)	$ (2,688)	$ 395	$ 1,286
Add back:					
Depreciation and amortization expense	220	192	224	72	76
Interest expense, net	2,397	3,622	1,593	1,474	1,519
Restatement expenses	30	-	-	-	-
Stock-based compensation	313	190	482	305	586
Income tax expense (benefit)	220	215	(5,120)	64	15
Severance costs	-	-	-	-	324
Asset disposition costs	489	-	-	-	-
Restructuring charges	2,202	1,436	2,028	-	-
Bank restructuring costs	-	-	-	-	21
Foreign currency gain	-	-	-	(64)	(95)
Loss on other receivables	-	-	-	189	-
Other nonrecurring expenses	-	-	-	-	241
Franchise taxes	65	72	(128)	64	64
Adjusted EBITDA from continuing operations	$ (88)	$ 2,887	$ (3,609)	$ 2,499	$ 4,037

Non-GAAP Financial Measure:

Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the U.S. Securities and Exchange Commission. Adjusted EBITDA is the sum of our net income (loss) before interest expense, net, and income tax (benefit) expense and unusual gains or charges. It also excludes non-cash charges such as depreciation and amortization. The Company's management believes adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes and unusual gains or charges (restatement expenses, stock-based compensation, bank restructuring costs, severance costs, asset disposition costs, restructuring charges, loss on other receivables, foreign currency gain, other nonrecurring expenses and franchise taxes), which are not always commensurate with the reporting period in which such items are included. Williams' credit facility also contains ratios based on EBITDA. Adjusted EBITDA should not be considered an alternative to net income or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP, and, therefore, should not be used in isolation from, but in conjunction with, the GAAP measures. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Company Confidential 17 17 Non-GAAP Guidance Note Regarding Forward-Looking Non-GAAP Financial Measures The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.